UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 23, 2010
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
 Oxford, Massachusetts 01540
 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee (the “Committee”) of the Board of Directors of IPG Photonics Corporation (the “Company”) has taken the actions described below relating to the compensation of the “named executive officers,” as such term is defined in Item 402(a)(3) of Regulation S-K, of the Company as of December 31, 2008 and certain other executive officers of the Company.

On February 23, 2010, the Committee approved targets and incentive payouts for the named executive officers and other executive officers under the under the Company’s Senior Executive Short-Term Incentive Plan (the “STIP”) for fiscal year 2010.  Employees of the Company who are at least at the level of vice president or director are eligible to receive awards under the STIP.

The Committee approved two financial performance measures, net sales and earnings before interest and taxes (excluding equity-based compensation expenses and litigation expenses in excess of budgeted amounts), each as determined under the STIP, and assigned a 50% weighting factor to each performance measure.  The Committee chose to focus on revenue growth and pretax profits so that our executive officers would be incentivized to deliver the types of growth that benefit our stockholders, namely increasing sales and profitability.

Upon the achievement of the objectives for each performance measure determined by the Compensation Committee, the Chief Executive Officer could receive a cash incentive payment ranging from 14% to 84% of his base salary, and other participants in the STIP could receive a cash incentive payment ranging from 9% to 56% of their respective base salaries, based upon achievement of the minimum to maximum objectives for both measures.  The financial objectives are the same for all executive officers.  No cash incentive payments would be made if the minimum objectives established by the Compensation Committee in 2010 are not met.

The Chief Executive Officer and the other Named Executive Officers are also eligible in 2010 under the STIP to receive awards of up to 19% and up to 13% of their respective base salaries, respectively, based upon their individual performance.    Under the STIP, the Committee may make adjustments to our overall corporate performance goals and the ways that our actual performance results are calculated that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation or changes in accounting or taxation standards. These adjustments also may exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving our long-term financial performance, such as restructurings, acquisitions or divestitures.

2

On February 26, 2010, the Committee granted non-qualified stock options and restricted stock units under the 2006 Incentive Compensation Plan. The stock options have an exercise price equal to $15.82 per share and expire on February 25, 2020.  The table below sets forth the stock options and restricted stock units granted and the vesting terms for each named executive officer and certain other executive officers:

Name	Stock Options (1)	Restricted Stock Units (1)
Valentin P. Gapontsev, Ph.D., Chief Executive Officer and Chairman of the Board	0	0
Eugene Shcherbakov, Ph.D., Managing Director of IPG Laser GmbH and Director	26,250	4,375
Timothy P.V. Mammen, Chief Financial Officer and Vice President	26,250	4,375
Angelo P. Lopresti, General Counsel, Secretary and Vice President	26,250	4,375
George H. BuAbbud, Ph.D., Vice President-Telecommunications Products	15,000	2,500
William S. Shiner, Vice President-Indirect Markets	22,500	3,750
Alexander Ovtchinnikov, Ph.D., Vice President- Telecommunications Products	26,250	4,375

(1) Vesting in four equal quarterly installments commencing on March 31, 2014.

Item 9.01 – Financial Statements and Exhibits.

     (d) Exhibits.

None

3

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
March 1, 2010	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Vice President, General Counsel & Secretary

4